AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of March, 2011, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended (the "Fund Administration Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust") on behalf of its separate series, the Villere Balanced Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend the fees of a certain series of the Trust; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit N to the Fund Administration Agreement is hereby superseded and replaced with Amended Exhibit N attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED                                     U.S. BANCORP FUND SERVICES, LLC
PORTFOLIOS

By:  /s/ Eric Falkeis                                                                By: /s/ Michael R. McVoy

Name:  Eric Falkeis                                                                Name:Michael R. McVoy

Title:  President                                                                     Title: Executive Vice President

Amended Exhibit N
to the PMP Fund Administration Servicing Agreement

Name of Series                                                                                                                                Date Added
Villere Balanced Fund                                                                                                                                         6/7/2002

FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE EFFECTIVE: March 1, 2011

Domestic Funds

Annual fee based upon assets per fund*
 [__] basis points on the first $[__]  million
 [__] basis points on the next $[__]  to $[__]  million
 [__] basis points on the balance
 Minimum annual fee:  $[__] per fund

Multiple Classes
Additional $[__] per year per class-waived

Fees are billed monthly

* Subject to CPI increase.

Extraordinary Services
Quoted separately based upon requirements

Includes monthly fund performance reporting.  Daily performance reporting additional.

Plus out-of-pocket expenses, including but not limited to:
 Postage, Stationery
 Programming, Special Reports
 Daily Compliance Testing Systems Expense
 Proxies, Insurance
 EDGAR filing
 Retention of records
 Federal and state regulatory filing fees
 Certain insurance premiums
 Expenses from board of directors meetings
 SEC 15c Reporting
 Auditing and legal expenses
 Blue Sky conversion expenses (if necessary)
 All other out-of-pocket expenses

Advisor’s Signature below acknowledges approval of the fee schedule on this Amended Exhibit N.

ST. DENIS J. VILLERE & CO., LLC

By: /s/ George V. Young

Name: George V. Young

Title: Partner

Date:  5-10-11